UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 1-K

SPECIAL FINANCIAL REPORT PURSUANT TO REGULATION A

For the fiscal year ended December 31, 2023

VESTIBLE ASSETS, LLC

(Exact name of issuer as specified in its Certificate of Formation)

Delaware	93-2084697
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5440 West 110th Street, Suite 300 Overland Park, Kansas 66211
(Mailing address of principal executive offices)

(913) 535-6004

Registrant’s telephone number, including area code

N/A

(Title of each class of securities issued pursuant to Regulation A)

TABLE OF CONTENTS

Page
PART I. FINANCIAL STATEMENTS	F-1

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Special Financial Report includes some statements that are not historical and that are considered “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our strategies and business outlook; expectations regarding potential Brand Income to be earned by the individual athletes, and the potential Brand Amounts underlying Brand Agreements; anticipated development and administration of our company, the manager, each series of our company and the Vestible platform; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express the manager’s expectations, hopes, beliefs, and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Special Financial Report are based on current expectations and beliefs concerning future developments that are difficult to predict. Neither our company nor the manager can guarantee future performance, or that future developments affecting our company, the manager or the Vestible platform will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described in our Offering Circular filed with the Securities and Exchange Commission under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the parties’ assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ITEM 1. FINANCIAL STATEMENTS

VESTIBLE ASSETS, LLC

A DELAWARE SERIES LIMITED LIABILITY COMPANY

FINANCIAL STATEMENTS AND

INDEPENDENT AUDITOR’S REPORT

VESTIBLE ASSETS, LLC

INDEX TO FINANCIAL STATEMENTS

Page
INDEPENDENT AUDITOR’S REPORT	F-2
CONSOLIDATED AND CONSOLIDATING Financial Statements as of December 31, 2023 and 2022, for the YEAR ENDED DECEMBER 31, 2023, AND FOR THE Period from July 20, 2022 (Inception) to December 31, 2022:
CONSOLIDATED AND CONSOLIDATING BALANCE SHEET	F-4
CONSOLIDATED AND CONSOLIDATING STATEMENT OF OPERATIONS	F-5
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)	F-6
CONSOLIDATED AND CONSOLIDATING STATEMENT OF CASH FLOWS	F-7
NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS	F-8

F-1

To the Managing Member of

Vestible Assets, LLC

Overland Park, Kansas

INDEPENDENT AUDITOR’S REPORT

Opinion

We have audited the accompanying consolidated financial statements of Vestible Assets, LLC (the “Company”) on a consolidated basis, which comprise the consolidated balance sheets of the Company as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in members’ equity/(deficit), and cash flows for the year ended December 31, 2023 and for the period from July 20, 2022 (inception) to December 31, 2022, and the related notes to the consolidated financial statements. We have audited the accompanying financial statements of each listed Series of the Company, which comprise each listed Series’ balance sheet as of December 31, 2023, and the related statements of operations, changes in members’ equity/(deficit), and cash flows for the period then ended for each listed Series, and the related notes to each listed Series’ financial statements.

In our opinion, the consolidated financial statements and each Series’ financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2023 and 2022, the financial position of each listed Series as of December 31, 2023, the results of the Company’s consolidated operations and its cash flows for the periods ended December 31, 2023 and 2022, and the results of each listed Series’ operations and cash flows for the period ended December 31, 2023, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements section of our report. We are required to be independent of the Company and each listed Series and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Substantial Doubt About the Company’s and Each Listed Series’ Ability to Continue as a Going Concern

The accompanying consolidated financial statements and each listed Series’ financial statements have been prepared assuming that the Company and each listed Series will continue as a going concern. As described in Note 3 to the consolidated and consolidating financial statements, the Company and each listed Series has not yet commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, lacks liquid assets, has no cash, has limited operations since inception, and is reliant upon its manager for continued funding of its operating needs. For the year ended December 31, 2023, the Company had a consolidated loss of $71,405, and as of December 31, 2023 had a consolidated working capital deficit of $71,405 and an accumulated deficit of $71,405. It has yet to establish a business capable of generating sustained profits to fund own operating and working capital requirements. These factors, among others, raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The consolidated financial statements and each listed Series’ financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements and Each Series’ Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements and each listed Series’ financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements and each listed Series’ financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern within one year after the date that the consolidated financial statements and each listed Series’ financial statements are available to be issued.

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-2

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements and Each Series’ Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole as of December 31, 2023 and 2022 and for the periods then ended and each listed Series’ financial statements as of December 31, 2023 and for the period then ended are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements, including omissions, are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements or each Series’ financial statements.

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements and each listed Series’ financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements and each listed Series’ financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control or each listed Series’ internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements and each listed Series’ financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability and each listed Series’ ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Artesian CPA, LLC

Denver, Colorado

May 22, 2024

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p: 877.968.3330 f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com

F-3

VESTIBLE ASSETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING BALANCE SHEETS

As of December 31, 2023 and 2022

	December 31, 2023			December 31, 2022
	Series BDBR	Unallocated	Total Consolidated - Vestible Assets, LLC	Vestible Assets, LLC
ASSETS
Current assets:
Cash	$-	$-	$-	$-
Deferred offering costs	-	117,772	117,772	-
Total assets	$-	$117,772	$117,772	$-

LIABILITIES AND MEMBERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$12,000	$9,719	$21,719	$-
Due to related party	57,805	109,653	167,458
Total liabilities	69,805	119,372	189,177	-

Members’ equity/(deficit)
Members’ capital	-		-	-
Accumulated deficit	(69,805)	(1,600)	(71,405)	-
Total members’ equity/(deficit)	(69,805)	(1,600)	(71,405)	-
Total liabilities and members’ equity/(deficit)	$-	$117,772	$117,772	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-4

VESTIBLE ASSETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF OPERATIONS

For the year ended December 31, 2023 and for the period from July 20, 2022 (inception) to December 31, 2022

	December 31, 2023			December 31, 2022
	Series BDBR	Unallocated	Total Consolidated - Vestible Assets, LLC	Vestible Assets, LLC
Revenues	$-	$-	$-	$-

Operating expenses:
General and administrative	1,086	1,600	2,686	-
Sales and marketing	68,719	-	68,719	-
Total operating expenses	69,805	1,600	71,405	-

Loss from operations	(69,805)	(1,600)	(71,405)	-

Net loss	$(69,805)	$(1,600)	$(71,405)	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-5

VESTIBLE ASSETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CHANGES IN MEMBERS’ EQUITY/(DEFICIT)

For the year ended December 31, 2023 and for the period from July 20, 2022 (inception) to December 31, 2022

	Series BDBR			Unallocated			Consolidated
			Total			Total			Total
	Members’ Capital	Accumulated Deficit	Members’ Equity/(Deficit)	Members’ Capital	Accumulated Deficit	Members’ Equity/(Deficit)	Members’ Capital	Accumulated Deficit	Members’ Equity/(Deficit)
Balances at July 22, 2022 (inception)	$-	$-	$-	$-	$-	$-	$-	$-	$-
Member contributions	-	-	-	-	-	-	-	-	-
Net loss	-	-	-	-	-	-	-	-	-
Balances at December 31, 2022	-	-	-	-		-	-	-	-
Member contributions	-	-	-	-	-	-	-	-	-
Net loss	-	(69,805)	(69,805)	-	(1,600)	(1,600)	-	(71,405)	(71,405)
Balances at December 31, 2023	$-	$(69,805)	$(69,805)	$-	$(1,600)	$(1,600)	$-	$(71,405)	$(71,405)

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-6

VESTIBLE ASSETS, LLC AND ITS SERIES

CONSOLIDATED AND CONSOLIDATING STATEMENTS OF CASH FLOWS

For the year ended December 31, 2023 and for the period from July 20, 2022 (inception) to December 31, 2022

	December 31, 2023			December 31, 2022
	Series BDBR	Unallocated	Total Consolidated - Vestible Assets, LLC	Vestible Assets, LLC
Cash flows from operating activities:
Net loss	$(69,805)	$(1,600)	$(71,405)	$-
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase/(decrease) in accounts payable	12,000	9,719	21,719	-
Net cash provided by (used in) operating activities	(57,805)	8,119	(49,686)	-
Cash flows from financing activities:
Advances from related party	57,805	109,653	167,458	-
Offering costs	-	(117,772)	(117,772)	-
Net cash provided by (used in)financing activities	57,805	(8,119)	49,686	-
Net change in cash	-	-	-	-
Cash at beginning of period	-	-	-	-
Cash at end of period	$-	$-	$-	$-

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$-	$-	$-	$-
Cash paid for interest	$-	$-	$-	$-

See accompanying Independent Auditor’s Report and accompanying notes, which are an integral part of these consolidated and consolidating financial statements.

F-7

VESTIBLE ASSETS, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

As of December 31, 2023 and 2022, for the year ended December 31, 2023, and for the period from July 20, 2022 (inception) to December 31, 2022

NOTE 1: NATURE OF OPERATIONS

Vestible Assets, LLC (the “Company”) is a Delaware series limited liability company formed on July 20, 2022 under the laws of Delaware. The Company was formed to facilitate public investment in specified future professional sports earnings of individual athletes. Each Series of the Company (each, a “Series” and collectively, the “Series”) will be associated with a single athlete who will have entered into an agreement (each, a “Brand Agreement”) pursuant to which such athlete will pay to a Series, for the duration of the Brand Agreement, a percentage of all of his or her prospective sports earnings paid by a professional sports team (excluding any earnings associated with endorsements and name, image and likeness, and similar income) in return for an initial payment equal to 80% of the gross proceeds of the offering associated with such athlete. An athlete’s gross professional sports earnings is referred to herein as the “Brand Income” and the portion of an athlete’s Brand Income that will be paid to a particular Series is referred to herein as the “Brand Amount.” Each Brand Agreement will be owned by or otherwise assigned to an individual Series of the Company. The Company is managed by Vestible, Inc., a Delaware corporation and managing member of the Company (the “Manager”).

As a Delaware series limited liability company, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series are segregated and enforceable only against the assets of such Series, as provided under Delaware law.

On July 18, 2023, Vestible Assets, LLC, Series BDBR, a Delaware limited liability company, was formed (“Series BDBR”).

As of December 31, 2023, the Company has not yet commenced operations. Once the Company commences its planned principal operations, it will incur significant additional expenses. The Company is dependent upon additional capital resources for the commencement of its planned principal operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America (GAAP). The Company has adopted a calendar year as its fiscal year.

Principles of Consolidation

These consolidated and consolidating financial statements include the accounts of the Company and its Series required to be consolidated under generally accepted accounting principles. Separate financial statements are presented for the Series. All inter-company transactions and balances are eliminated in consolidation.

Use of Estimates

The preparation of the consolidated and consolidating financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosures of contingent assets and liabilities at the date of the consolidated and consolidating financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

See accompanying Independent Auditor’s Report

F-8

VESTIBLE ASSETS, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

As of December 31, 2023 and 2022, for the year ended December 31, 2023, and for the period from July 20, 2022 (inception) to December 31, 2022

Cash Equivalents and Concentration of Cash Balance

The Company considers all highly liquid securities with an original maturity of less than three months to be cash equivalents. The Company’s cash and cash equivalents in bank deposit accounts, at times, may exceed federally insured limits.

Deferred Offering Costs

The Company complies with the requirements of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized. The deferred offering costs are charged to members’ equity upon the completion of an offering or to expense if the offering is not completed. Offering costs include offering expense reimbursements and sourcing fees. The Company will reimburse the Manager for any offering costs incurred by the Manager from the proceeds from each Series offering.

As of December 31, 2023, the Company had capitalized $117,772 in deferred offering costs, which were incurred by the Manager and payable to the Manager, and held as unallocated on the consolidated and consolidating balance sheet as of December 31, 2023. The deferred offering costs will be allocated to future series as such complete future offerings.

Fair Value of Financial Instruments

Financial Accounting Standards Board (“FASB”) guidance specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy are as follows:

Level 1 - Unadjusted quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 - Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly (e.g., quoted prices of similar assets or liabilities in active markets, or quoted prices for identical or similar assets or liabilities in markets that are not active).

Level 3 - Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated and consolidating balance sheets approximates their fair value.

Revenue Recognition

ASC Topic 606, “Revenue from Contracts with Customers,” establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity’s contracts to provide goods and services to customers.

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identification of a contract with a customer;

●	identification of the performance obligations in the contract;

See accompanying Independent Auditor’s Report

F-9

VESTIBLE ASSETS, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

As of December 31, 2023 and 2022, for the year ended December 31, 2023, and for the period from July 20, 2022 (inception) to December 31, 2022

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when or as the performance obligation is satisfied.

Revenues are expected to be derived from the brand agreements each Series will enter into. As of December 31, 2023, the Company and its Series have not recognized any revenue.

Organizational Costs

In accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Acquisition and Offering Expenses

All acquisition expenses, offering expenses, management fees and brokerage fees in connection with any initial offering and the sourcing and acquisition of Series assets shall be borne by the relevant Series, except an unsuccessful offering in which case all abort costs shall be borne by the Manager.

Allocation Policy

The Manager will allocate revenues and costs among the various Series. The allocation policy requires that items not related to a specific Series will be allocated across all the Series at the Manager’s discretion. The Manager may amend the allocation policy in its sole discretion from time to time.

All brokerage fees, offering expenses, acquisition expenses and operating expenses shall be allocated by the Manager in accordance with the allocation policy.

The Manager, in its sole discretion may defer or waive any fee payable to it under the operating agreement. All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

Operating Expenses

Each Series shall be responsible for its operating expenses. The Manager will bear its own expenses of an ordinary nature. If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its operating expenses, the Manager may: (a) issue additional interests in such Series; (b) pay such excess operating expenses and not seek reimbursement; and/or (c) enter into an agreement pursuant to which the Manager loans to the Company an amount equal to the remaining excess operating expenses (the “Operating Expenses Reimbursement Obligation”). The Manager, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the applicable federal rate on any operating expenses reimbursement obligation). The Operating Expenses Reimbursement Obligation shall become repayable when cash becomes available.

Operating and Capital Reserve

Each Series will be responsible to have an operating and capital cash reserve which will be allocated to pay for on-going operating expenses, including fees and expenses in connection with marketing, the preparation and filing of periodic reports with the SEC, the audit of annual financial statements and legal counsel. The operating and capital reserve amount will be up to 5% of the gross offering proceeds per Series offering, as to be defined in each Series offering.

See accompanying Independent Auditor’s Report

F-10

VESTIBLE ASSETS, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

As of December 31, 2023 and 2022, for the year ended December 31, 2023, and for the period from July 20, 2022(inception) to December 31, 2022

Income Taxes

The Company is a limited liability company and each Series is essentially viewed as a disregarded entity for U.S. tax purposes. Accordingly, under the Internal Revenue Code, all taxable income or loss of the Company and each Series flows through to, and is recognized by, their respective members. Therefore, no provision for income tax has been recorded in the  consolidated and consolidating financial statements at the master LLC level. The income and expense from each Series is allocated to its members in proportion to their percentage interests in the Series. The Company intends for each Series to make an election to be taxed as a corporation.

Series BDBR and unallocated units have aggregate net operating loss carryforwards of $71,405 as of December 31, 2023, resulting in deferred tax assets of $19,993 using the Company’s combined effective tax rate of 28%. The deferred tax assets are fully reserved by a valuation allowance as the Company does not have a history of producing taxable income to provide a reasonable basis that it will be able to utilize its deferred tax assets. Therefore, the net deferred tax assets as of December 31, 2023 were zero and Series BDBR and unallocated units did not recognize any tax (provision)/benefit.

The Company complies with FASB ASC 740 for accounting for uncertainty in income taxes recognized in a company’s financial statements, which prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s consolidated and consolidating financial statements. The Company believes that its income tax positions would be sustained on audit and does not anticipate any adjustments that would result in a material change to its financial position.

The Company may in the future become subject to federal, state and local income taxation though it has not been since its inception. The Company is not presently subject to any income tax audit in any taxing jurisdiction.

Earnings/(Loss) per Membership Interest

Upon completion of an Offering, each Series will comply with the accounting and disclosure requirement of ASC Topic 260, “Earnings per Share.” For each Series, earnings/(loss) per membership interest (“EPMI”) is computed by dividing net income/(loss) for a particular Series by the weighted average number of outstanding membership interests in that particular Series during the period.

NOTE 3: GOING CONCERN

The accompanying consolidated and consolidating financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company and each listed Series has not yet commenced planned principal operations, plans to incur significant costs in pursuit of its capital financing plans, lacks liquid assets, has no cash, has limited operations since inception, and is reliant upon its Manager for continued funding of its operating needs. For the year ended December 31, 2023, the Company had a consolidated loss of $71,405, and as of December 31, 2023 had a consolidated working capital deficit of $71,405 and an accumulated deficit of $71,405. It has yet to establish a business capable of generating sustained profits to fund own operating and working capital requirements. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The Company and its Series’ ability to continue as a going concern in the next twelve months is dependent upon financing by the Manager and its ability to obtain capital financing from investors. No assurance can be given that the Company will be successful in these efforts. The consolidated and consolidating financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 4: MEMBERS’ EQUITY/(DEFICIT)

The Company is managed by Vestible, Inc., a Delaware corporation and managing member of the Company. Pursuant to the terms of the operating agreement, the Manager will provide certain management and advisory services, as well as management team and appropriate support personnel to the Company and to each of the Company’s Series and subsidiaries, if any.

The Manager will be responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Manager has a unilateral ability to amend the operating agreement and the allocation policy in certain circumstances without the consent of the investors. The investors only have limited voting rights with respect to the series in which they are invested.

See accompanying Independent Auditor’s Report

F-11

VESTIBLE ASSETS, LLC AND ITS SERIES

NOTES TO THE CONSOLIDATED AND CONSOLIDATING FINANCIAL STATEMENTS

As of December 31, 2023 and 2022, for the year ended December 31, 2023, and for the period from July 20, 2022 (inception) to December 31, 2022

The Manager has sole discretion in determining what distributions, if any, are made to interest holders except as otherwise limited by law or the operating agreement. The Manager may change the timing of distributions or determine that no distributions shall be made, in its sole discretion.

The debts, obligations, and liabilities of the Company or each Series, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company or each Series, and no member of the Company or each Series is obligated personally for any such debt, obligation, or liability.

NOTE 5: RELATED PARTY TRANSACTIONS

Each Series may retain certain of the Manager’s affiliates for necessary services relating to our investments or our operations, including any administrative services, construction, brokerage, leasing, development, financing, title, insurance, property oversight and other property management services. Any such arrangements will be at market terms and rates.

Management Fee

The Manager shall be entitled to receive a management fee (“Management Fee”) within thirty days following any offering. The Management Fee is a fee payable to the Manager for identifying any Series assets and its efforts to evaluate any Series assets, which fee will equal an amount of up to 5% of the offering proceeds paid to the Series of any applicable initial offering or subsequent offering in which the Company raises capital for the purpose of a Series acquiring Series assets.

Brand Agreement

On May 10, 2023, the Manager entered into a Brand Agreement with Baron Browning pursuant to which Browning agreed to pay 1% of his future gross sports income as a professional football player in the NFL (excluding any earnings associated with endorsements and name, image and likeness). In consideration of the Brand Amount to be received by us under the Brand Agreement, Baron Browning will be entitled to 80% of the gross proceeds of the planned equity offering (the “Brand Agreement Fee”) and any additional offerings that may be undertaken with respect to Series BDBR.

Due to Related Party

As of December 31, 2023, the Manager incurred $57,805 and $109,653 in costs on behalf of Series BDBR and the Company, respectively. The total costs incurred were $167,458, all of which were outstanding as of December 31, 2023 and included as due to related party on the consolidated and consolidating balance sheet. The advances are unsecured, non-interest bearing and due on demand.

NOTE 6: RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the FASB issued ASU 2016-02, “Leases” (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted. The Company adopted this ASU on July 20, 2022 (inception) and did not have any effect on its consolidated and consolidating financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying consolidated and consolidating financial statements. As new accounting pronouncements are issued, we will adopt those that are applicable under the circumstances.

NOTE 7: COMMITMENTS AND CONTINGENCIES

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matters will have a material adverse effect on its business, financial condition or results of operations.

NOTE 8: SUBSEQUENT EVENTS

The Company has commenced a Regulation A offering of its Series BDBR membership interests as of January 25, 2024.

Management has evaluated all subsequent events through May 22, 2024, the date the consolidated and consolidating financial statements were available to be issued. There are no additional material events requiring disclosure or adjustment to the consolidated and consolidating financial statements.

See accompanying Independent Auditor’s Report

F-12

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VESTIBLE ASSETS, LLC.

By:	Vestible, Inc., a Delaware corporation
Its:	Manager

By:	/s/ Parker Graham
Name:	Parker Graham
Title:	Chief Executive Officer and Director of Vestible, Inc.
Date:	May 22, 2024

Pursuant to the requirements of Regulation A, this report has been signed below by the following persons on behalf of the issuer and in the capacities and on the dates indicated.

VESTIBLE ASSETS, LLC.

By:	Vestible, Inc., a Delaware corporation
Its:	Manager

By:	/s/ Parker Graham
Name:	Parker Graham
Title:	Chief Executive Officer (Principal Executive Officer) and Director of Vestible, Inc.
Date:	May 22, 2024

/s/ Yves Batoba
Name:	Yves Batoba
Title:	Head of Partnerships, Director of Vestible, Inc.
Date:	May 22, 2024